UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in charter)

Maryland	001-9106	23-2413352
(Brandywine Realty Trust)

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2014, Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), completed its offering and sale (the “Notes Offering”) of $250.0 million in aggregate principal amount of its 4.10% Guaranteed Notes due 2024 (the “2024 Notes”) and $250.0 million in aggregate principal amount of its 4.55% Guaranteed Notes due 2029 (the “2029 Notes” and together with the 2024 Notes, collectively, the “Notes”). The Notes Offering was made pursuant to the Operating Partnership’s shelf registration statement on Form S-3 (File No. 333-195740) filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2014. The material terms of the Notes are described in the base prospectus dated May 6, 2014, as supplemented by a final prospectus supplement dated September 8, 2014.

The Notes were issued under the Indenture, dated as of October 22, 2004 (the “Original Indenture,” and, as modified or supplemented from time to time, the “Indenture”), as supplemented by the First Supplemental Indenture dated as of May 25, 2005 (the “First Supplemental Indenture”) and the Third Supplemental Indenture dated as of April 5, 2011 (the “Third Supplemental Indenture”), among Brandywine Realty Trust (the “Company”), the Operating Partnership and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.

The 2024 Notes will bear interest at a rate of 4.10% per year, and the 2029 Notes will bear interest at a rate of 4.55% per year. Interest is payable on the 2024 Notes and the 2029 Notes in cash semi-annually in arrears on each of April 1 and October 1, commencing on April 1, 2015. The 2024 Notes will mature on October 1, 2024, and the 2029 Notes will mature on October 1, 2029.

The Notes will be unsecured obligations of the Operating Partnership and will rank equally with all of its other unsecured unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinated to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership. The Company, the sole general partner of the Operating Partnership, has fully and unconditionally guaranteed payment of principal and interest on the Notes.

The Operating Partnership may redeem the 2024 Notes or 2029 Notes at any time and from time to time, in whole or in part, prior to July 3, 2024 or July 3, 2029, as the case may be, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points in the case of the 2024 Notes and 35 basis points in the case of the 2029 Notes, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If the 2024 Notes or the 2029 Notes are redeemed on or after July 3, 2024 or July 3, 2029, as the case may be, such series of Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If certain events of default specified in the Indenture occur and are continuing with respect to a series of Notes, the Trustee or the holders of not less than 25% in outstanding principal amount of that series of Notes may declare the principal of and premium, if any, and accrued and unpaid interest on the Notes of that series to be due and payable immediately by written notice thereof to the Operating Partnership and the Company (and to the Trustee if given by the holders).

The net proceeds from the Notes Offering amounted to approximately $492 million after deducting the underwriting discount and estimated transaction expenses relating to the Notes Offering and payable by the Operating Partnership. The Operating Partnership used a portion of the net proceeds from the Notes Offering to fund its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 5.40% Guaranteed Notes due 2014 (the “2014 Notes”) and 7.50% Guaranteed Notes due 2015 (the “2015 Notes”) and to repay the Operating Partnership’s three year unsecured term loan due February 1, 2015 (the “2015 Term Loan”) and four year unsecured term loan due February 1, 2016 (the “2016 Term Loan”). The Operating Partnership intends to use the remaining net proceeds from the Notes Offering to fund the redemption of the 2014 Notes and 2015 Notes that were not tendered in the Tender Offer, as further described in Item 2.04 below, and for other general corporate purposes.

Affiliates of certain of the underwriters of the Notes Offering (the “Underwriters”) that also hold 2014 Notes or 2015 Notes will receive a portion of the net proceeds from the Notes Offering. Affiliates of certain of the Underwriters, and the trustee under the Indenture, are also lenders and/or agents under certain term loans and the credit facility of the Company and the Operating Partnership and will also receive a portion of the net proceeds from the Notes Offering. Additionally, Wells Fargo Securities, LLC acted as the dealer manager for the Tender Offer.

The foregoing is a summary of the material terms and conditions of the Indenture and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Original Indenture, the First Supplemental Indenture, the Third Supplemental Indenture, the 2024 Notes and the 2029 Notes. The Original Indenture previously was filed with the Commission on October 22, 2004, as Exhibit 4.1 to the Company’s Current Report on Form 8-K, and is incorporated into this Item 1.01 by this reference. The First Supplemental Indenture previously was filed with the Commission on May 26, 2005, as Exhibit 4.1 to the Company’s Current Report on Form 8-K, and is incorporated into this Item 1.01 by this reference. The Third Supplemental Indenture previously was filed with the Commission on April 5, 2011, as Exhibit 4.1 to the Company’s Current Report on Form 8-K, and is incorporated into this Item 1.01 by this reference. A form of 2024 Note and a form of 2029 Note are included in Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by this reference.

Item 1.02	Termination of a Material Definitive Agreement.

As described above in Item 1.01, which such provisions are incorporated into this Item 1.02 by reference, the Operating Partnership used a portion of the net proceeds of the Notes Offering to repay the entire outstanding balance under its 2015 Term Loan and 2016 Term Loan. As of June 30, 2014, the 2015 Term Loan had an outstanding principal balance of approximately $150.0 million and the 2016 Term Loan had an outstanding principal balance of approximately $100.0 million. As of September 16, 2014, each of the 2015 Term Loan and the 2016 Term Loan was repaid in full.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes Offering and the issuance of the 2024 Notes and 2029 Notes is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 16, 2014, the Operating Partnership gave notice under the Indenture for the redemption of the approximately $143.5 million remaining outstanding following the Tender Offer of its 2014 Notes and the approximately $114.9 million remaining outstanding following the Tender Offer of its 2015 Notes. The redemption date will be October 16, 2014 (the “Redemption Date”).

The 2014 Notes will be redeemed at a redemption price equal to $1,002.13 per $1,000 principal amount of 2014 Notes representing the sum of (i) 100% of the aggregate principal amount being redeemed plus accrued but unpaid interest thereon to the Redemption Date, and (ii) the amount of the excess, if any, of (x) the aggregate present value as of the Redemption Date of the principal amount of 2014 Notes being redeemed and applicable interest payable thereon (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of such principal amount if such redemption had not been made, discounted on a semi-annual basis at the reinvestment set forth in the 2014 Notes, determined on the third Business Day preceding the date of the Notice of Redemption, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date, over (y) the aggregate principal amount of 2014 Notes being redeemed.

The 2015 Notes will be redeemed at a redemption price equal to the greater of: (i) 100% of the principal amount of the 2015 Notes to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2015 Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate set forth in the 2015 Notes determined as of the third business day preceding the Redemption Date plus 75 basis points, plus, in the case of either (i) or (ii) above, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

The redemption notices and other materials relating to the redemption of the 2014 Notes and 2015 Notes were distributed to holders of the 2014 Notes and 2015 Notes on or about September 16, 2014. The Operating Partnership intends to use the remaining net proceeds from the Notes Offering to fund the redemption. The press release announcing the redemption is attached as Exhibit 99.1 hereto and is incorporated in this Item 2.04 by this reference.

Item 7.01	Regulation FD Disclosure.

On September 16, 2014, the Company issued a press release updating its previously issued guidance for the year ending December 31, 2014. That press release is attached hereto as Exhibit 99.2.

The press release includes “non-GAAP financial measures” within the meaning of the Commission’s Regulation G. With respect to such non-GAAP financial measures, we have disclosed in the press release the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and have provided a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measure.

The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 to this Current Report on Form 8-K or Exhibit 99.2 attached hereto shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. All other exhibits attached hereto shall, however, be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act.

Item 8.01	Other Events.

On September 16, 2014, the Company announced the completion of the Tender Offer. The Tender Offer expired at 11:59 p.m., New York City time, on Monday, September 15, 2014. As of the expiration of the Tender Offer, $75.1 million or 34.3% of the $218,549,000 aggregate principal amount of the 2014 Notes and $42.7 million or 27.1% of the $157,625,000 aggregate principal amount of the 2015 Notes had been validly tendered and not withdrawn in the Tender Offer. The Operating Partnership accepted for purchase all of the Notes validly tendered (and not validly withdrawn) in the Tender Offer. Payment for the Notes purchased pursuant to the Tender Offer was made on September 16, 2014 (the “Payment Date”).

The consideration paid under the Tender Offer was $1,006.42 per $1,000 principal amount of 2014 Notes and $1,044.18 per $1,000 principal amount of 2015 Notes, plus, in each case, accrued and unpaid interest to, but not including, the Payment Date. The total Tender Offer consideration of $122.7 million including accrued and unpaid interest was funded from a portion of the net proceeds from the Notes Offering.

As a result of the Tender Offer, the Operating Partnership retired approximately 34.3% of the outstanding amount of the 2014 Notes and approximately 27.1% of the outstanding amount of the 2015 Notes.

The Tender Offer was made pursuant to the Operating Partnership’s Offer to Purchase dated September 8, 2014 and the related Letter of Transmittal. Wells Fargo Securities, LLC acted as Dealer Manager for the Tender Offer. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation to buy any of the Notes nor is it a solicitation for acceptance of the Tender Offer.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

4.1	Form of 4.10% Guaranteed Notes due 2024.

4.2	Form of 4.55% Guaranteed Notes due 2029.

99.1	Brandywine Realty Trust Press Release dated September 16, 2014.

99.2	Brandywine Realty Trust Press Release dated September 16, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and
Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Date: September 17, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 4.10% Guaranteed Notes due 2024.

4.2	Form of 4.55% Guaranteed Notes due 2029.

99.1	Brandywine Realty Trust Press Release dated September 16, 2014.

99.2	Brandywine Realty Trust Press Release dated September 16, 2014.